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                                                                    EXHIBIT 10.5


                                 UNDERSTANDING
                                     AS TO
                         MASTER JOINT VENTURE AGREEMENT



         Pursuant to Paragraph 4(b), of that certain Amended and Restated Purchase Agreement dated as of even date herewith (the "Purchase Agreement") by and between Black Hawk Gaming & Development Company, Inc. ("Seller") and Diversified Opportunities Group Ltd. ("Purchaser"), it was provided that a 20-year Master Joint Venture Agreement would be entered into on terms mutually agreeable to Seller and Purchaser. This document is to state the understanding of the parties with respect to that subsection of the Purchase Agreement in lieu of entering into a Master Joint Venture Agreement. The parties hereto acknowledge, however, that they may in the future enter into joint venture agreements with respect to future potential projects by and between the parties and/or their assignees.

         FOR AND IN CONSIDERATION of the promises and covenants set forth in the Purchase Agreement, the parties hereto agree as follows:

         The commitments described below shall be in full force and effect for a period of 20 years from the date hereof and so long thereafter as the parties hereto mutually extend such commitment; provided, however, in the event that the Note issued by Seller to Purchaser pursuant to the Purchase Agreement is accelerated or is not converted, then, from and after the date of acceleration or maturity date of said Note, as the case may be, the provisions of this Understanding shall cease to apply and be of no further force or effect with respect to any gaming opportunities presented by either Seller or Purchaser, unless, at such time, the parties have entered into a formal joint venture agreement with respect to such gaming opportunity, in which event the terms of such formal joint venture agreement shall apply.

         1. Every gaming opportunity now or in the future owned or controlled by the Purchaser and/or its affiliates and assignees will be offered to a joint venture in which the Seller and/or its affiliates and assignees shall have the right to obtain an ownership interest of up to 51% therein; provided however, that Purchaser's or its affiliates' or assignees' present or future interests in (i) any gaming opportunity located at the Nautica Entertainment Complex, Cleveland, Ohio, (ii) the Colonial Downs, Virginia, project and (iii) Boardwalk Casino, Inc. shall be excepted from the operation of this Paragraph 2.

         2. Every gaming opportunity now or in the future owned or controlled by the Seller and/or its affiliates and assignees will be offered to a joint venture in which the Purchaser and/or its affiliates and assignees shall have the right to obtain an ownership interest of up to 49% therein; provided, however, that Seller's or its affiliates' or assignees' present or future interests in (i) the Gilpin Hotel Casino, (ii) the cross-border transaction currently being pursued by Robert D. Greenlee, and (iii) the Oklahoma City, Oklahoma project with the Sac and Fox Indian Nation shall be excepted from the operation of this Paragraph 3.
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         3.      The Purchaser and/or its affiliates or assignees shall be
entitled to a co-management fee with respect to any joint venture formed in the future pursuant to this Understanding, any individual agreement arising thereunder, and shall be calculated as a percentage of each individual venture's gaming revenues less gaming taxes (the "Fee"). The Fee shall be 1% if the Purchaser's ownership of a particular venture is in the range of 25%-49%; the Fee shall be 3/4 of 1% if the Purchaser's ownership is in the range of 15% or more and less than 25%; and the Fee shall be 1/2 of 1% if the Purchaser's ownership is less than 15%.

         4. The terms of any such joint venture arising hereunder shall be structured such that the financial results will be consolidated with the financial results of the Seller in accordance with generally accepted accounting principles.

         5. Provision shall be made in any such joint venture to be entered into or any agreement arising thereunder so as to provide for contributions based on the discretion of the Board of Directors of the Seller after giving due regard to the need for reserves for operating and capital improvements of such joint venture, if any.

               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK.]





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        With the intention of being fully and legally bound to the intentions set forth above, the parties have executed this Understanding as of the 12th day of November, 1996.



                                      DIVERSIFIED OPPORTUNITIES
                                      GROUP LTD.
                                      By: Jacobs Entertainment Ltd., its manager

                                              By: /s/ DAVID C. GRUNENWALD
                                                 ---------------------------

                                              Title: Vice President
                                                    ------------------------

                                      BLACK HAWK GAMING &
                                      DEVELOPMENT COMPANY, INC.




                                              By: /s/ STEPHEN R. ROARK
                                                 ---------------------------
                                                 Stephen R. Roark, President





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